
<ARTICLE> UT
<LEGEND>
    This schedule contains summary financial information extracted from Form
10-Q and Form 10-K and is qualified in its entirety by reference to such financial statements. The referenced financial statements from Form 10-Q are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994             DEC-31-1993
<PERIOD-START>                             JAN-01-1994             JAN-01-1994
<PERIOD-END>                               JUN-30-1994             DEC-31-1994
<BOOK-VALUE>                                  PER-BOOK                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                     10891018                10804380
<OTHER-PROPERTY-AND-INVEST>                     382137                  332205
<TOTAL-CURRENT-ASSETS>                         1469540                 1392797
<TOTAL-DEFERRED-CHARGES>                       1631952                 1430424
<OTHER-ASSETS>                                       0                       0
<TOTAL-ASSETS>                                14374647                13959806
<COMMON>                                       2563003                 2563003
<CAPITAL-SURPLUS-PAID-IN>                       534395                  534395
<RETAINED-EARNINGS>                            1254553                 1180532
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 4351951                 4277930
<PREFERRED-MANDATORY>                           150000                  150000
<PREFERRED>                                     459994                  429994
<LONG-TERM-DEBT-NET>                           4544509                 4364437
<SHORT-TERM-NOTES>                                   0                       0
<LONG-TERM-NOTES-PAYABLE>                            0                       0
<COMMERCIAL-PAPER-OBLIGATIONS>                  671995                  532728
<LONG-TERM-DEBT-CURRENT-PORT>                   355173                   62274
<PREFERRED-STOCK-CURRENT>                            0                       0
<CAPITAL-LEASE-OBLIGATIONS>                      52216                   52530
<LEASES-CURRENT>                                     0                       0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 3788809                 4089913
<TOT-CAPITALIZATION-AND-LIAB>                 14374647                13959806
<GROSS-OPERATING-REVENUE>                      2871622                 5287424
<INCOME-TAX-EXPENSE>                            180763<F1>               307414<F2>
<OTHER-OPERATING-EXPENSES>                     2170085                 3995769
<TOTAL-OPERATING-EXPENSES>                     2348384                 4305839
<OPERATING-INCOME-LOSS>                         523238                  981585
<OTHER-INCOME-NET>                                6158                    8424
<INCOME-BEFORE-INTEREST-EXPEN>                  529396                  990009
<TOTAL-INTEREST-EXPENSE>                        190819                  389956
<NET-INCOME>                                    349552                  614868
<PREFERRED-STOCK-DIVIDENDS>                      20424                   38114
<EARNINGS-AVAILABLE-FOR-COMM>                   329128                  576754
<COMMON-STOCK-DIVIDENDS>                        253900                  493200
<TOTAL-INTEREST-ON-BONDS>                       180841                  364252
<CASH-FLOW-OPERATIONS>                          166036                  811080
<EPS-PRIMARY>                                        0                       0
<EPS-DILUTED>                                        0                       0

<F1>State Income Taxes $991 and Federal Income Taxes and Federal Income Taxes
for Other Income $2,464 were incorporated into this line item for FDS purposes. In the financial statements, State Income Taxes were included under Taxes - Other and Federal Income Taxes for Other Income were included in Other Income - Miscellaneous.
 <F2>State Income Taxes of $1,280 and Federal Income Taxes for Other Income of
($2,656) were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Federal Income Taxes are included in Other Income - Miscellaneous.

